CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statements of ADTRAN, Inc. on Forms S-8 (file No. 33-83982, 333-30375 and 333-29899) of our reports dated January 14, 1999, on our audits of the financial statements and financial statement schedule of ADTRAN, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which reports are incorporated by reference in the Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP
Birmingham, Alabama
March 30, 1999